UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Supplement No. 1)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Eastside Distilling, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EASTSIDE DISTILLING, INC.

Supplement to Notice of 2022 Special Meeting of Stockholders

and Definitive Proxy Statement dated November 26, 2021

December 30, 2021

Dear Stockholder:

We are writing to notify you of important information about the 2022 special meeting of stockholders of Eastside Distilling, Inc. (the “Company”), which will be held on Wednesday, January 5, 2022, at 2:00 p.m. Pacific Time. The purpose of the special meeting is to approve the terms and issuance of common stock purchase warrants to purchase up to 900,000 shares of the Company’s common stock at an exercise price equal to $3.00 per share.

We are furnishing to you, together with this letter, an Amended Notice of the 2022 Special Meeting, which reflects the corrected Internet location for the special meeting.

The special meeting will be a virtual meeting to be held over the Internet. You will be able to attend the virtual special meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/EAST2021SM and following the instructions on the website to enter the 16 digit control number printed on your proxy card or notice of internet availability of proxy materials.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone, or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of our proxy statement that we previously filed and made available to our stockholders on November 26, 2021 and the instructions on the proxy card relating to the special meeting. The proxy statement is available at www.proxyvote.com. Please read the proxy statement and this supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the special meeting.

We would appreciate receiving your proxy by January 2, 2022.

AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 5, 2022

TO THE STOCKHOLDERS:

Notice is hereby given that a special meeting of stockholders of Eastside Distilling, Inc., a Nevada corporation (the “Company”), will be held at 2:00 p.m., Pacific time, on January 5, 2022 virtually, for the following purposes:

1.	To approve the terms and issuance of common stock purchase warrants (the “Warrants”) to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $3.00 per share, which we refer to as the Warrant Approval Proposal;
2.	If the special meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to continue, adjourn, or postpone the special meeting at that time to enable our Board of Directors to solicit additional proxies, which we refer to as the Adjournment Proposal; and
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The special meeting will be a virtual meeting held over the Internet. You will be able to attend the virtual special meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/EAST2021SM and entering your sixteen-digit control number located on your proxy card.

The Board of Directors has fixed the close of business on November 9, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at this meeting or postponement of this meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Notice of Special Meeting of Stockholders, the Proxy Statement, and our proxy card. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone, or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to “Procedural Matters” beginning on the first page of the proxy statement and the instructions on the proxy card relating to the special meeting. We would appreciate receiving your proxy by January 2, 2022.

By Order of the Board of Directors

Paul Block

Chairman of the Board of Directors

Portland, Oregon

December 30, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on January 5, 2022: The proxy statement is available at www.proxyvote.com.